Exhibit 23.1

Consent of Independent Auditor

Apogee Enterprises, Inc.

Minneapolis, Minnesota

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 Nos. 333-58181, 333-95863, 333-137982, 333-160205, 333-169944, 333-175404, 333-190179, 333-197617, 333-197618, 333-207364, and 333-207369 of Apogee Enterprises, Inc. (“Apogee”) of our report dated February 23, 2017, relating to the financial statements of Sotawall Inc. as of and for the eleven month period ended November 30, 2016, which is included in this Current Report on Form 8-K/A filed on February 28, 2017.

/s/ BDO Canada LLP

BDO Canada LLP

February 28, 2017